Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2021 Results
Returns to positive system-wide same store sales growth with a 7.2% increase
Upwardly revises top- and bottom-line key financial guidance metrics for 2021
Ends third quarter with total membership of more than 15 million

Hampton, NH, November 4, 2021 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its third quarter ended September 30, 2021.
“We are emerging from the COVID-19 pandemic stronger than ever. In the third quarter, we returned to positive system-wide same store sales growth and achieved the highest sequential net member growth of any third quarter in company history as well as our highest franchise segment revenue on record,” said Chris Rondeau, Chief Executive Officer. “As we look ahead to our 30th anniversary next year, I am more enthusiastic than ever with several factors driving both near- and long-term growth opportunities including: our franchisees’ enthusiasm to continue to invest in the brand, the transition to one agency for both our local and national advertising, and the world’s growing appreciation for the importance of improving overall health and wellness. With so much potential given the changing market dynamics and industry tailwinds, we believe that our non-judgmental and affordable model will be even more differentiated.”

Third Quarter Fiscal 2021 results
•Total revenue increased from the prior year period by 46.4% to $154.3 million.
•System-wide same store sales increased 7.2%.
•Net income attributable to Planet Fitness, Inc. was $17.4 million, or $0.21 per diluted share, compared to a loss of $3.1 million, or $0.04 per diluted share, in the prior year period.
•Net income increased $21.9 million to $18.6 million, compared to a net loss of $3.3 million in the prior year period.
•Adjusted net income(1) increased $20.4 million to $22.0 million, or $0.25 per diluted share, compared to $1.6 million, or $0.02 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $30.2 million to $62.2 million from $32.0 million in the prior year period.
•24 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,193 as of September 30, 2021.
•Cash of $585.5 million, which includes cash and cash equivalents of $527.3 million and restricted cash of $58.1 million.
(1) Adjusted net income (loss) and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income (loss) to U.S. GAAP (“GAAP”) net income (loss) see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Third Quarter Ended September 30, 2021
For the third quarter 2021, total revenue increased $48.9 million or 46.4% to $154.3 million from $105.4 million in the prior year period, which included system-wide same stores sales growth of 7.2%. By segment:
•Franchise segment revenue increased $15.6 million or 26.1% to $75.4 million from $59.8 million in the prior year period, and franchise segment same store sales increased 7.4%. The increase in franchise segment revenue for the third quarter 2021 is primarily due to a $10.0 million increase in franchise royalty revenue, a $1.3 million increase in NAF revenue, and a $3.2 million increase in franchise and other fees, primarily attributable to temporary store closures as a result of COVID-19 in the prior year period;
•Corporate-owned stores segment revenue increased $15.6 million or 55.2% to $43.9 million from $28.3 million in the prior year period, and corporate-owned same store sales increased 3.1%. The increase was primarily due to temporary store closures as a result of COVID-19 in the prior year period, as well as the opening of seven new corporate-owned stores since July 1, 2020; and
•Equipment segment revenue increased $17.6 million or 101.7% to $35.0 million from $17.3 million in the prior year period, driven by higher equipment sales to existing franchisee-owned stores in the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Also contributing to the increase was the 15% discount provided to franchisees on equipment sales in the prior year as a result of the COVID-19 pandemic.

For the third quarter of 2021, net income attributable to Planet Fitness, Inc. was $17.4 million, or $0.21 per diluted share, compared to a net loss attributable to Planet Fitness, Inc. of $3.1 million, or $0.04 per diluted share, in the prior year period. Net income was $18.6 million in the third quarter of 2021 compared to a net loss of $3.3 million in the prior year period. Adjusted net income increased $20.4 million to $22.0 million, or $0.25 per diluted share, from $1.6 million, or $0.02 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.6% and 26.8% for the current and prior year period, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased $30.2 million to $62.2 million from $32.0 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $20.9 million to $52.0 million. The increase in franchise segment EBITDA for the third quarter 2021 was a result of higher royalty and national advertising fund collections in the three months ended September 30, 2021 consisting of a $10.0 million increase in franchise royalty revenue, a $1.3 million increase in NAF revenue, and a $3.2 million increase in franchise and other fees, primarily attributable to temporary store closures as a result of COVID-19 in the prior year period. Additionally, NAF expense was $4.6 million lower in the three months ended September 30, 2021 due to higher advertising and marketing expenses in the prior year period as a result of increased marketing efforts as stores reopened from COVID-19 related closures;
•Corporate-owned stores segment EBITDA increased $8.4 million to $14.1 million. The increase was primarily due to temporary store closures as a result of COVID-19 in the prior year period, as well as the opening of seven new corporate-owned stores since July 1, 2020; and
•Equipment segment EBITDA increased by $5.6 million to $7.9 million driven by higher equipment sales to existing franchisee-owned stores in the three months ended September 30, 2021 compared to the three months ended September 30, 2020. Also contributing to the increase was the 15% discount provided to franchisees on equipment sales in the prior year as a result of the COVID-19 pandemic.
2021 Outlook
For the year ending December 31, 2021, assuming there is no significant worsening of the COVID-19 pandemic that seriously impacts performance, including prolonged store closures or other mandated operational restrictions, the Company is raising its full year outlook as follows:
•New store openings in the 110-120 range
•Full-year revenue will be between $570 million and $580 million
•Selling, General & Administrative expenses will be in the low-to-mid $90 million dollar range
•Adjusted EBITDA will be between $210 million and $220 million
•Adjusted net income per share, diluted, will be between $0.75 and $0.80

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income (loss), and Adjusted net income (loss) per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores. As a result of the closure of all of our stores due to COVID-19 in March 2020, a majority of stores remained closed for a portion of the nine months ended September 30, 2020. Because less than 50% of our stores in the same store sales base had membership billings in all of the months included in the nine months ended September 30, 2020, we are not providing same store sales comparisons for the nine months ended September 30, 2021 and 2020. For the three months ending September 30, 2021 and 2020, since more than 50% of our stores in the same store sales base billed monthly membership dues in all three months, we have provided same store sales comparisons for those stores that were open during both the current and prior year periods.
The non-GAAP financial measures used in our full-year outlook will differ from net income (loss) and net income (loss) per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income (loss) or net income (loss) per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2021. Accordingly, a reconciliation of the Company’s guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure cannot be made available without unreasonable effort. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2021.
Investor Conference Call
The Company will hold a conference call at 8:00 AM (ET) on November 4, 2021 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2021, Planet Fitness had more than 15.0 million members and 2,193 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2021 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, including with respect to the Company’s growth opportunities and long-term targets for U.S. store locations, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Franchise	$61,481	$47,171	$173,419	$112,296
Commission income	39	48	381	483
National advertising fund revenue	13,863	12,538	38,493	26,509
Corporate-owned stores	43,899	28,289	122,355	78,224
Equipment	34,973	17,337	68,735	55,335
Total revenue	154,255	105,383	403,383	272,847
Operating costs and expenses:
Cost of revenue	27,097	15,302	53,579	45,625
Store operations	27,751	21,371	82,088	62,209
Selling, general and administrative	22,969	18,295	67,248	51,143
National advertising fund expense	15,586	20,157	41,868	46,240
Depreciation and amortization	16,248	13,636	46,758	39,436
Other (gain) loss	57	580	(2,363)	606
Total operating costs and expenses	109,708	89,341	289,178	245,259
Income from operations	44,547	16,042	114,205	27,588
Other expense, net:
Interest income	233	349	645	2,635
Interest expense	(20,350)	(20,686)	(60,719)	(61,394)
Other income (expense)	677	(24)	695	(784)
Total other expense, net	(19,440)	(20,361)	(59,379)	(59,543)
Income (loss) before income taxes	25,107	(4,319)	54,826	(31,955)
Provision (benefit) for income taxes	6,475	(1,035)	14,988	(7,069)
Net income (loss)	18,632	(3,284)	39,838	(24,886)
Less net income (loss) attributable to non-controlling interests	1,189	(173)	2,804	(1,205)
Net income (loss) attributable to Planet Fitness, Inc.	$17,443	$(3,111)	$37,034	$(23,681)
Net income (loss) per share of Class A common stock:
Basic	$0.21	$(0.04)	$0.45	$(0.30)
Diluted	$0.21	$(0.04)	$0.44	$(0.30)
Weighted-average shares of Class A common stock outstanding:
Basic	83,274	80,221	83,194	79,763
Diluted	83,879	80,221	83,808	79,763

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$527,346	$439,478
Restricted cash	58,128	76,322
Accounts receivable, net of allowance for bad debts of $0 and $7 at September 30, 2021 and December 31, 2020, respectively	11,137	16,447
Inventory	4,099	473
Deferred expenses – national advertising fund	1,162	—
Prepaid expenses	12,827	11,881
Other receivables	9,453	16,754
Income tax receivables	4,960	5,461
Total current assets	629,112	566,816
Property and equipment, net of accumulated depreciation of $140,738 and $107,720 at September 30, 2021 and December 31, 2020, respectively	162,378	160,677
Investments	35,949	—
Right of use assets, net	177,733	164,252
Intangible assets, net	204,598	217,075
Goodwill	227,821	227,821
Deferred income taxes	510,255	511,200
Other assets, net	1,851	1,896
Total assets	$1,949,697	$1,849,737
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	21,703	19,388
Accrued expenses	33,042	22,042
Equipment deposits	20,889	795
Deferred revenue, current	31,120	26,691
Payable pursuant to tax benefit arrangements, current	12,456	—
Other current liabilities	23,475	25,479
Total current liabilities	160,185	111,895
Long-term debt, net of current maturities	1,668,054	1,676,426
Borrowings under Variable Funding Notes	75,000	75,000
Lease liabilities, net of current portion	183,942	167,910
Deferred revenue, net of current portion	31,641	32,587
Deferred tax liabilities	724	881
Payable pursuant to tax benefit arrangements, net of current portion	485,906	488,200
Other liabilities	2,650	2,511
Total noncurrent liabilities	2,447,917	2,443,515
Stockholders' equity (deficit):
Class A common stock, $0.0001 par value - 300,000 authorized, 83,342 and 82,821 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	8	8
Class B common stock, $0.0001 par value - 100,000 authorized, 3,263 and 3,722 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Accumulated other comprehensive income	12	27
Additional paid in capital	53,970	45,673
Accumulated deficit	(714,544)	(751,578)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(660,553)	(705,869)
Non-controlling interests	2,148	196
Total stockholders' deficit	(658,405)	(705,673)
Total liabilities and stockholders' deficit	$1,949,697	$1,849,737

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$39,838	$(24,886)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	46,758	39,436
Amortization of deferred financing costs	4,753	4,801
Amortization of asset retirement obligations	55	48
Dividends accrued on investment	(949)	—
Deferred tax expense (benefit)	12,774	(7,506)
Gain on re-measurement of tax benefit arrangement	(348)	(502)
Provision for bad debts	10	(45)
Gain on disposal of property and equipment	(46)	—
Equity-based compensation	6,267	3,564
Other	(1)	(93)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	5,321	28,146
Inventory	(3,625)	(929)
Other assets and other current assets	9,618	(11,364)
National advertising fund	(1,162)	3,446
Accounts payable and accrued expenses	9,413	(11,148)
Other liabilities and other current liabilities	(3,540)	461
Income taxes	452	(1,885)
Payable pursuant to tax benefit arrangements	—	(18,396)
Equipment deposits	20,099	(1,486)
Deferred revenue	3,483	(5,052)
Leases and deferred rent	320	1,275
Net cash provided by (used in) operating activities	149,490	(2,115)
Cash flows from investing activities:
Additions to property and equipment	(31,791)	(36,719)
Proceeds from sale of property and equipment	19	282
Investments	(35,000)	—
Net cash used in investing activities	(66,772)	(36,437)
Cash flows from financing activities:
Principal payments on capital lease obligations	(146)	(118)
Proceeds from borrowings under Variable Funding Notes	—	75,000
Repayment of long-term debt	(13,125)	(13,125)
Proceeds from issuance of Class A common stock	916	1,881
Dividend equivalent payments	—	(227)
Distributions to Continuing LLC Members	(670)	(1,658)
Net cash (used in) provided by financing activities	(13,025)	61,753
Effects of exchange rate changes on cash and cash equivalents	(19)	(394)
Net increase in cash, cash equivalents and restricted cash	69,674	22,807
Cash, cash equivalents and restricted cash, beginning of period	515,800	478,795
Cash, cash equivalents and restricted cash, end of period	$585,474	$501,602
Supplemental cash flow information:
Net cash paid for income taxes	$1,683	$2,319
Cash paid for interest	$56,231	$56,750
Non-cash investing activities:
Non-cash additions to property and equipment	$5,507	$7,629

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income (loss), and Adjusted net income (loss) per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
(in thousands)
Net income (loss)	$18,632	$(3,284)	$39,838	$(24,886)
Interest income	(233)	(349)	(645)	(2,635)
Interest expense	20,350	20,686	60,719	61,394
Provision (benefit) for income taxes	6,475	(1,035)	14,988	(7,069)
Depreciation and amortization	16,248	13,636	46,758	39,436
EBITDA	$61,472	$29,654	$161,658	$66,240
Purchase accounting adjustments-revenue(1)	72	70	269	216
Purchase accounting adjustments-rent(2)	110	130	324	400
Severance costs(3)	—	830	—	990
Pre-opening costs(4)	455	699	1,302	1,214
Insurance recovery(5)	—	—	(2,500)	—
Tax benefit arrangement remeasurement(6)	—	—	(348)	(502)
Other(7)	55	598	743	691
Adjusted EBITDA	$62,164	$31,981	$161,448	$69,249

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $44, $43, $127, and $124 in the three and nine months ended September 30, 2021 and 2020, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64, $87, $197 and $276 in the three and nine months ended September 30, 2021 and 2020, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(6)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(7)Represents certain other charges and gains that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Segment EBITDA
Franchise	$52,047	$31,111	$144,983	$71,386
Corporate-owned stores	14,102	5,711	35,164	11,376
Equipment	7,917	2,271	15,355	9,948
Corporate and other	(12,594)	(9,439)	(33,844)	(26,470)
Total Segment EBITDA(1)	$61,472	$29,654	$161,658	$66,240
(1) Total Segment EBITDA is equal to EBITDA.
Adjusted Net Income (loss) and Adjusted Net Income (loss) per Diluted Share
Our presentation of Adjusted net income (loss) assumes that all net income (loss) is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income (loss) per share, diluted, is calculated by dividing Adjusted net income (loss) by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income (loss) to net income (loss), the most directly comparable GAAP measure, and the computation of Adjusted net income (loss) per share, diluted, are set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net income (loss)	$18,632	$(3,284)	$39,838	$(24,886)
Provision for income taxes, as reported	6,475	(1,035)	14,988	(7,069)
Purchase accounting adjustments-revenue(1)	72	70	269	216
Purchase accounting adjustments-rent(2)	110	130	324	400
Severance costs(3)	—	830	—	990
Pre-opening costs(4)	455	699	1,302	1,214
Insurance recovery(5)	—	—	(2,500)	—
Tax benefit arrangement remeasurement(6)	—	—	(348)	(502)
Other(7)	55	598	743	691
Purchase accounting amortization(8)	4,159	4,211	12,477	12,635
Adjusted income (loss) before income taxes	$29,958	$2,219	$67,093	$(16,311)
Adjusted income taxes(9)	7,969	595	17,847	(4,371)
Adjusted net income (loss)	$21,989	$1,624	$49,246	$(11,940)

Adjusted net income (loss) per share, diluted	$0.25	$0.02	$0.56	$(0.14)

Adjusted weighted-average shares outstanding(10)	87,204	86,512	87,194	86,618
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $44, $43, $127, and $124 in the three and nine months ended September 30, 2021 and 2020, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64, $87, $197 and $276 in the three and nine months ended September 30, 2021 and 2020, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(6)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(7)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(8)Includes $3,096, $3,096, $9,288 and $9,288 of amortization of intangible assets, for the three and nine months ended September 30, 2021 and 2020, recorded in connection with the 2012 Acquisition, and $1,063, $1,115, $3,189 and $3,346 of amortization of intangible assets for the three months ended September 30, 2021 and 2020, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(9)Represents corporate income taxes at an assumed effective tax rate of 26.6% for the three and nine months ended September 30, 2021 and 26.8% for the three and nine months ended September 30, 2020, applied to adjusted income before income (loss) taxes.
(10)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income (loss) per share, diluted, to Adjusted net income (loss) per share, diluted is set forth below for the three and nine months ended September 30, 2021 and 2020:

	For the three months ended September 30, 2021			For the three months ended September 30, 2020
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net loss	Weighted Average Shares	Net loss per share, diluted
Net income (loss) attributable to Planet Fitness, Inc.(1)	$17,443	83,879	$0.21	$(3,111)	80,221	$(0.04)
Assumed exchange of shares(2)	1,189	3,325		(173)	6,291
Net income (loss)	18,632			(3,284)
Adjustments to arrive at adjusted income (loss) before income taxes(3)	11,326			5,503
Adjusted income (loss) before income taxes	29,958			2,219
Adjusted income tax expense (benefit)(4)	7,969			595
Adjusted net income (loss)	$21,989	87,204	$0.25	$1,624	86,512	$0.02
(1)Represents net income (loss) attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted, of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income (loss) attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income (loss) table above to arrive at adjusted income (loss) before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the three months ended September 30, 2021 and 2020, respectively, applied to adjusted income (loss) before income taxes.

	For the nine months ended September 30, 2021			For the nine months ended September 30, 2020
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net loss	Weighted Average Shares	Net loss per share, diluted
Net income (loss) attributable to Planet Fitness, Inc.(1)	$37,034	83,808	$0.44	$(23,681)	79,763	$(0.30)
Assumed exchange of shares(2)	2,804	3,386		(1,205)	6,855
Net income (loss)	39,838			(24,886)
Adjustments to arrive at adjusted income (loss) before income taxes(3)	27,255			8,575
Adjusted income (loss) before income taxes	67,093			(16,311)
Adjusted income tax expense (benefit)(4)	17,847			(4,371)
Adjusted net income (loss)	$49,246	87,194	$0.56	$(11,940)	86,618	$(0.14)
(1)Represents net income (loss) attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted, of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income (loss) attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income (loss) table above to arrive at adjusted income (loss) before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the nine months ended September 30, 2021 and 2020, respectively, applied to adjusted income (loss) before income taxes.